

PROSPECTUS SUPPLEMENT                                            FILE NO. 333-59997
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1787




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $25,000,000                                                               ORIGINAL ISSUE     October 28,
                                                                                                  DATE:              1998


CUSIP NUMBER:           59018S S62                                                                STATED MATURITY    October 28,
                                                                                                  DATE:              1999


INTEREST CALCULATION:                                                                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                                                                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                                                                    / / 30/360
(FIXED INTEREST RATE):                                                                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                                                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                                                                      / / ELEVENTH DISTRICT COST OF
/ / PRIME RATE                                                                                    FUNDS RATE
/x/ FEDERAL FUNDS RATE                                                                            / / CD RATE
/ / TREASURY RATE                                                                                 / / OTHER (SEE ATTACHED)
DESIGNATED CMT PAGE:
CMT TELERATE PAGE:                                                                                DESIGNATED LIBOR PAGE:
CMT REUTERS PAGE:                                                                                 LIBOR TELERATE PAGE:
                                                                                                  LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                                                                     MINIMUM INTEREST   Not Applicable
                                                                                                  RATE:


SPREAD:                 0.210%                                                                    MAXIMUM INTEREST   Not Applicable
                                                                                                  RATE:


INITIAL INTEREST RATE:  TBD, based on the daily opening Federal Funds Rate.                       SPREAD MULTIPLIER: Not Applicable



INTEREST RESET DATES:   Daily, commencing October 28, 1998 through maturity date, subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 28th of January, April, July and October; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  October 26, 1998

